LAND COURT SYSTEM                    REGULAR SYSTEM
WHEN RECORDED MAIL TO

The Northwestern Mutual Life Ins. Co.            Hawaii
720 East Wisconsin Avenue ‑ Rm N16WC        Loan No. 340166
Milwaukee, WI 53202
Attn: Janet Szukalski
SPACE ABOVE THIS LINE FOR RECORDER'S USE

MORTGAGE and SECURITY AGREEMENT

THIS MORTGAGE and SECURITY AGREEMENT is made as of the 20th day of November, 2014 between ABP PEARL HIGHLANDS LLC, a Hawaii limited liability company, whose mailing address is c/o A & B Properties, Inc., 822 Bishop Street, Honolulu, HI 96813, herein, each separately an "Individual Mortgagor", and collectively called "Mortgagor", and THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation, whose mailing address is 720 E. Wisconsin Avenue, Milwaukee, WI 53202, herein called "Mortgagee":

WITNESSETH, That Mortgagor, in consideration of the indebtedness herein mentioned, does hereby grant, convey, mortgage and warrant unto Mortgagee forever, with power of sale and right of entry and possession, the following property (herein referred to as the "Property"):

A.    The land in the City and County of Honolulu, State of Hawaii, described in Exhibit "A" attached hereto and incorporated herein (the "Land");

B.    All easements, appurtenances, tenements and hereditaments belonging to or benefiting the Land, including but not limited to all waters, water rights, water courses, all ways, trees, rights, liberties and privileges;

C.    All improvements to the Land, including, but not limited to, all buildings, structures and improvements now existing or hereafter erected on the Land; all fixtures and equipment of every description belonging to Mortgagor which are or may be placed or used upon the Land or attached to the buildings, structures or improvements, including, but not limited to, all engines, boilers, elevators and machinery, all heating apparatus, electrical equipment, air-conditioning and ventilating equipment, water and gas fixtures, and all furniture and easily removable equipment; all of which, to the extent permitted by applicable law, shall be deemed an accession to the freehold and a part of the realty as between the parties hereto; and

D.    Mortgagor's interest in all articles of personal property of every kind and nature whatsoever, including, but not limited to all easily removable equipment and fixtures, now or hereafter located upon the Land or in or on the buildings and improvements and now owned or leased or hereafter acquired or leased by Mortgagor.

Mortgagor agrees not to sell, transfer, assign or remove anything described in B, C and D above now or hereafter located on the Land without prior written consent from Mortgagee unless (i) such action does not constitute a sale or removal of any buildings or structures or the sale or transfer of waters or water rights and (ii) such action results in the substitution or replacement with similar items of equal value.

Without limiting the foregoing grants, Mortgagor hereby pledges to Mortgagee, and grants to Mortgagee a security interest in, all of Mortgagor's present and hereafter acquired right, title and interest in and to the Property and any and all

E.    cash and other funds now or at any time hereafter deposited by or for Mortgagor on account of tax, special assessment, replacement or other reserves required to be maintained pursuant to the Loan Documents (as hereinafter defined) with

Mortgagee or a third party, or otherwise deposited with, or in the possession of, Mortgagee pursuant to the Loan Documents; and

F.    surveys, soils reports, environmental reports, guaranties, warranties, architect's contracts, construction contracts, drawings and specifications, applications, permits, surety bonds and other contracts relating to the acquisition, design, development, construction and operation of the Property; and

G.    accounts, chattel paper, deposit accounts, instruments, equipment, inventory, documents, general intangibles, letter-of-credit rights, investment property and all other personal property of Mortgagor, in each case, to the extent associated with or arising from the ownership, development, operation, use or disposition of any portion of the property (including, without limitation, any and all rights in the property name "Pearl Highlands"); and

H.    present and future rights to condemnation awards, insurance proceeds or other proceeds at any time payable to or received by Mortgagor on account of the Property or any of the foregoing personal property.

All personal property hereinabove described is hereinafter referred to as the "Personal Property".

If any of the Property is of a nature that a security interest therein can be perfected under the Uniform Commercial Code, this instrument shall constitute a security agreement and financing statement if permitted by applicable law and Mortgagor authorizes Mortgagee to file a financing statement describing such Property and, at Mortgagee's request, agrees to join with Mortgagee in the execution of any financing statements and to execute any other instruments that may be necessary or desirable, in Mortgagee's determination, for the perfection or renewal of such security interest under the Uniform Commercial Code.

TO HAVE AND TO HOLD the same unto Mortgagee for the purpose of securing:

(a) Payment to the order of Mortgagee of the indebtedness evidenced by a promissory note of even date herewith (and any restatement, extension or renewal thereof and any amendment thereto) executed by Mortgagor for the principal sum of NINETY TWO MILLION DOLLARS, with final maturity no later than December 8, 2024 and with interest as therein expressed (which promissory note, as such instrument may be amended, restated, renewed and extended, is hereinafter referred to as the "Note"), it being recognized that the funds may not have been fully advanced as of the date hereof but may be advanced in the future in accordance with the terms of a written contract; and

(b) Payment of all sums that may become due Mortgagee under the provisions of, and the performance of each agreement of Mortgagor contained in, the Loan Documents.

"Loan Documents" means this instrument, the Note, that certain Loan Application dated September 8, 2014 from Mortgagor to Mortgagee and that certain acceptance letter issued by Mortgagee dated October 28, 2014 (together, the "Commitment"), that certain Absolute Assignment of Leases and Rents of even date herewith between Mortgagor and Mortgagee (the "Absolute Assignment"), that certain Certification of Borrower of even date herewith, those certain Limited Liability Company Supplements dated contemporaneously herewith, any other supplements and authorizations required by Mortgagee and any other agreement entered into or document executed by Mortgagor and delivered to Mortgagee in connection with the indebtedness evidenced by the Note, except for that certain Environmental Indemnity Agreement of even date herewith given by A&B Properties, Inc., a Hawaii corporation (the "Principal") and Mortgagor to Mortgagee (the "Environmental Indemnity Agreement") and that certain Fraudulent Conveyance Indemnity Agreement of even date herewith given by Principal to Mortgagee, as any of the foregoing may be amended from time to time.

TO PROTECT THE SECURITY OF THIS MORTGAGE, MORTGAGOR COVENANTS AND AGREES:

Payment of Debt. Mortgagor agrees to pay the indebtedness hereby secured (the "Indebtedness") promptly and in full compliance with the terms of the Loan Documents.

Ownership. Mortgagor represents that it owns the Property and has good and lawful right to convey the same and that the Property is free and clear from any and all encumbrances whatsoever, except as appears in the title evidence accepted by Mortgagee. Mortgagor does hereby forever warrant and shall forever defend the title and possession thereof against the claims of any and all persons whomsoever.

Maintenance of Property and Compliance with Laws. Mortgagor agrees to keep the buildings and other improvements now or hereafter erected on the Land in good condition and repair; not to commit or suffer any waste; to comply with all laws, rules and regulations affecting the Property; and to permit Mortgagee to enter at all reasonable times for the purpose of inspection and of conducting, in a reasonable and proper manner, such tests as Mortgagee determines to be necessary in order to monitor Mortgagor's compliance with applicable laws and regulations regarding hazardous materials affecting the Property. Mortgagor shall be entitled without the consent of Mortgagee to perform any tenant improvements required under any leases approved by Mortgagee and to make such non-material modifications and alterations to the Property and the improvements as Mortgagor in its prudent business judgment deems appropriate.

Tenants Using Chlorinated Solvents. Mortgagor agrees not to lease any of the Property, without the prior written consent of Mortgagee, to (i) dry cleaning operations that perform dry cleaning on site with chlorinated solvents or (ii) any other tenants that use chlorinated solvents in the operation of their businesses at the Property.

Notwithstanding the above, a tenant's use and storage of products which are normally used in general retail operations but which contain de minimus amounts of chlorinated solvents shall not violate this prohibition if, and only if, (i) each tenant's use, storage, and the ultimate disposal of said solvents is at all times in compliance with applicable law; (ii) said products are kept in prepackaged containers; and (iii) each tenant keeps no more than a one month supply of said products on the Property.

Business Restriction Representation and Warranty. Mortgagor represents and warrants that each of Mortgagor, all persons and entities owning (directly or indirectly) an ownership interest in Mortgagor, all guarantors of all or any portion of the Indebtedness, and all persons and entities executing any separate indemnity agreement in favor of Mortgagee in connection with the Indebtedness: (i) is not, and shall not become, a person or entity with whom Mortgagee is restricted from doing business with under regulations of the Office of Foreign Assets Control ("OFAC") of the Department of the Treasury (including, but not limited to, those named on OFAC's Specially Designated Nationals and Blocked Persons list) or under any statute, executive order (including, but not limited to, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action; (ii) is not, and shall not become, a person or entity with whom Mortgagee is restricted from doing business under the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders thereunder; and (iii) is not knowingly engaged in, and shall not knowingly engage in, any dealings or transaction or be otherwise associated with such persons or entities described in (i) or (ii) above.

Insurance. Mortgagor agrees to keep the Property insured for the protection of Mortgagee and Mortgagee's wholly owned subsidiaries and agents in such manner, in such amounts and in such companies as Mortgagee may from time to time reasonably approve, and to keep the policies therefor, properly endorsed, on deposit with Mortgagee, or at Mortgagee's option, to keep evidence of insurance acceptable to Mortgagee evidencing all insurance coverages required hereunder on deposit with Mortgagee, which evidence shall reflect at least thirty (30) days’ notice of cancellation to Mortgagee and shall list Mortgagee as the certificate holder or as a similar additional interest with Mortgagee's correct mailing address and the loan number assigned to the loan (340166); if Mortgagor requests Mortgagee to accept a different form of evidence, Mortgagee shall not unreasonably withhold its consent, provided, a copy of a standard mortgagee clause in favor of Mortgagee stating that the insurer shall provide at least thirty (30) days' notice of cancellation to Mortgagee accompanies such evidence. Mortgagor shall furnish

Mortgagee with renewals of all applicable insurance evidence no later than the actual insurance expiration date.

Notwithstanding the above, in addition to all other remedies available to Mortgagee hereunder, at law, and in equity, if at any time during the term of the Indebtedness Mortgagor fails to provide Mortgagee, within thirty (30) days after Mortgagee's written request (the "Evidence of Insurance Due Date"), with evidence of wind insurance in a form required by Mortgagee, evidencing that Mortgagor is maintaining the insurance required by Mortgagee, then interest on the unpaid principal balance of the Indebtedness shall, as of the Evidence of Insurance Due Date, accrue and be payable at the Increased Rate (as defined in the section herein entitled "Financial Statements"). The amount of the payments due during the time in which the Increased Rate is in effect shall be increased with no change in amortization. Commencing on the date on which Mortgagee receives evidence of wind insurance in a form required by Mortgagee evidencing that Mortgagor is maintaining the wind insurance required by Mortgagee, interest on the unpaid principal balance shall again accrue at the Interest Rate (as defined in the Note) and the payments shall be reduced accordingly. Mortgagor and Mortgagee acknowledge and agree that the remedies provided for in this paragraph, in addition to all other remedies available to Mortgagee hereunder, at law and in equity, shall apply regardless of the cost of the wind insurance required by Mortgagee or whether the wind insurance required by Mortgagee is then available to Mortgagor.

If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, Mortgagor shall give prompt written notice thereof to Mortgagee. Following the occurrence of a casualty, Mortgagor, regardless of whether insurance proceeds are available, shall promptly proceed to restore, repair, replace or rebuild the improvements on the Property to be of at least equal value and of substantially the same character as prior to such damage or destruction, all to be effected in accordance with applicable law. All insurance loss proceeds (less expenses of collection) shall, at Mortgagee's option, be applied on the Indebtedness, whether due or not, or to the restoration of the Property, or be released to Mortgagor, but such application or release shall not cure or waive any default under any of the Loan Documents. If Mortgagee elects to apply the insurance loss proceeds on the Indebtedness, no prepayment fee shall be due thereon. If Mortgagee so elects, Mortgagor shall have the option of prepaying the Indebtedness in full without a prepayment fee within ninety (90) days of such application of insurance loss proceeds.

Notwithstanding the foregoing provision, Mortgagee agrees that if the insurance loss proceeds are less than the unpaid principal balance of the Note and if the casualty occurs prior to the last three (3) years of the term of the Note, then the insurance loss proceeds (less expenses of collection) shall be applied to restoration of the Property to its condition prior to the casualty, subject to satisfaction of the following conditions:

(a)    There is no existing Event of Default at the time of casualty.

(b)    The casualty insurer has not denied liability for payment of insurance loss proceeds to Mortgagor as a result of any act, neglect, use or occupancy of the Property by Mortgagor or any tenant of the Property.

(c)    Mortgagee shall be satisfied that all insurance loss proceeds so held, together with supplemental funds to be made available by Mortgagor, shall be sufficient to complete the restoration of the Property. Any remaining insurance loss proceeds may, at the option of Mortgagee, be applied on the Indebtedness, whether or not due, or be released to Mortgagor.

(d)    If reasonably required by Mortgagee, Mortgagee shall be furnished a satisfactory report addressed to Mortgagee from an environmental engineer or other qualified professional satisfactory to Mortgagee to the effect that no adverse environmental impact to the Property resulted from the casualty.

(e)    Mortgagee shall release casualty insurance proceeds as restoration of the Property progresses provided that Mortgagee is furnished satisfactory evidence of the costs of restoration and if, at the time of such release, there shall exist no Monetary Default (as hereinafter defined) under the Loan Documents and no Non-Monetary Default with respect to which Mortgagee shall have given Mortgagor notice pursuant to the "Notice of Default" provision herein. If a Monetary Default shall occur or Mortgagee shall give Mortgagor notice of a Non-Monetary Default, Mortgagee shall have no further obligation to release insurance loss proceeds hereunder unless such default is cured within the cure period set forth in the "Notice of Default" provision contained herein. If the estimated cost of restoration exceeds $250,000.00, (i) the drawings and specifications for the restoration shall be approved by Mortgagee in writing prior to commencement of the restoration, and (ii) Mortgagee shall receive an administration fee equal to one percent (1%) of the cost of restoration.

(f)    Prior to each release of funds, Mortgagor shall obtain for the benefit of Mortgagee an endorsement to Mortgagee's title insurance policy insuring Mortgagee's lien as a first and valid lien on the Property subject only to liens and encumbrances theretofore approved by Mortgagee.

(g)    Mortgagor shall pay all costs and expenses incurred by Mortgagee, including, but not limited to, outside legal fees, title insurance costs, third‑party disbursement fees, third‑party engineering reports and inspections deemed necessary by Mortgagee.

(h)    All reciprocal easement and operating agreements benefiting the Property, if any, shall remain in full force and effect between the parties thereto on and after restoration of the Property.

(i)    Mortgagee shall be satisfied that Projected Debt Service Coverage of at least 1.60 will be produced from the leasing of space to tenants under Approved Leases (as hereinafter defined).

(j)    All leases in effect at the time of the casualty with tenants who have entered into a non-disturbance and attornment agreement or similar agreement with Mortgagee shall remain in full force and Mortgagee shall be satisfied that restoration can be completed within a timeframe such that each tenant thereunder shall be obligated, or each such tenant shall have elected, to continue the lease term at full rental (subject only to abatement, if any, during any period in which the Property or a portion thereof shall not be used and occupied by such tenant as a result of the casualty).

"Approved Leases" means leases to (i) existing tenants with a remaining term of at least one year or (ii) approved new tenants with leases satisfactory to Mortgagee for terms of at least three years, to commence not later than thirty (30) days following completion of restoration.

"Projected Debt Service Coverage" means a number calculated by dividing Projected Operating Income Available for Debt Service for the first fiscal year following restoration of the Property by the debt service during the same fiscal year under all indebtedness secured by any portion of the Property. For purposes of the preceding sentence, "debt service" means the greater of (x) debt service due under all such indebtedness during the first fiscal year following completion of the restoration of the Property or (y) debt service that would be due and payable during such fiscal year if all such indebtedness were amortized over 30 years (whether or not amortization is actually required) and if interest on such indebtedness were due as it accrues at the face rate shown on the notes therefor (whether or not interest payments based on such face rates are required).

"Projected Operating Income Available for Debt Service" means projected gross annual rent from the Approved Leases for the first full fiscal year following completion of the restoration of the Property less:

(A)	The operating expenses of the Property for the last fiscal year preceding the casualty and

(B)    the following:

(i)    the amount, if any, by which actual gross income during such fiscal period exceeds that which would be earned from the rental of 93% of the gross leasable area in the Property;

(ii)    the amount, if any, by which the actual management fee is less than 1.5% of gross revenue during such fiscal period;

(iv)    the amount, if any, by which the actual real estate and excise taxes are less than $4.87 per square foot per annum; and

(v)    the amount, if any, by which total operating expenses, excluding management fees, real estate taxes and replacement reserves, are less than $15.26 per square foot per annum.

All projections referenced above shall be calculated in a manner satisfactory to Mortgagee.

Condemnation. Mortgagor hereby assigns to Mortgagee (i) any award and any other proceeds resulting from damage to, or the taking of, all or any portion of the Property, and (ii) the proceeds from any sale or transfer in lieu thereof (collectively, "Condemnation Proceeds") in connection with condemnation proceedings or the exercise of any power of eminent domain or the threat thereof (hereinafter, a "Taking"); if the Condemnation Proceeds are less than the unpaid principal balance of the Note and such damage or Taking occurs prior to the last three years of the term of the Note, such Condemnation Proceeds (less expenses of collection) shall be applied to restoration of the Property to its condition, or the functional equivalent of its condition prior to the Taking, subject to the conditions set forth above in the section entitled "Insurance" and subject to the further condition that restoration or replacement of the improvements on the Land to their functional and economic utility prior to the Taking be possible. Any portion of such award and proceeds not applied to restoration shall, at Mortgagee's option, be applied on the Indebtedness (with no prepayment fee due thereon), whether due or not, or be released to Mortgagor, but such application or release shall not cure or waive any default under any of the Loan Documents.

Taxes and Special Assessments. Mortgagor agrees to pay before delinquency all taxes and special assessments of any kind that have been or may be levied or assessed against the Property, this instrument, the Note or the Indebtedness, or upon the interest of Mortgagee in the Property, this instrument, the Note or the Indebtedness, and to procure and deliver to Mortgagee within 30 days after Mortgagee shall have given a written request to Mortgagor, the official receipt of the proper officer showing timely payment of all such taxes and assessments; provided, however, that Mortgagor shall not be required to pay any such taxes or special assessments if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and funds sufficient to satisfy the contested amount have been deposited in an escrow satisfactory to Mortgagee.

Personal Property. With respect to the Personal Property, Mortgagor hereby represents, warrants and covenants as follows:

(a)    Except for the security interest granted hereby, Mortgagor is, and as to portions of the Personal Property to be acquired after the date hereof will be, the sole owner of the Personal Property, free from any lien, security interest, encumbrance or adverse claim thereon of any kind whatsoever. Mortgagor shall notify Mortgagee of, and shall indemnify and defend Mortgagee and the Personal Property against, all claims and demands of all persons at any time claiming the Personal Property or any part thereof or any interest therein.

(b)    Except as otherwise provided above, Mortgagor shall not lease, sell, convey or in any manner transfer the Personal Property without the prior consent of Mortgagee.

(c)    Mortgagor is a limited liability company organized under the laws of the State of Hawaii. Until the Indebtedness is paid in full, Mortgagor (i) shall not change its legal name without providing Mortgagee with thirty (30) days prior written notice; and (ii) shall not change its state of organization; and (iii) shall preserve its existence and shall not, in one transaction or a series of transactions, merge into or consolidate with any other entity.

(d)    At the request of Mortgagee, Mortgagor shall authorize filing one or more financing statements and continuations and amendments thereof pursuant to the Uniform Commercial Code in form satisfactory to Mortgagee, and Mortgagor shall pay the cost of filing the same in all public offices wherever filing is deemed by Mortgagee to be necessary or desirable. Mortgagor shall also, at Mortgagor's expense, take any and all other action requested by Mortgagee to perfect Mortgagee's security interest under the Uniform Commercial Code with respect to the Personal Property, including, without limitation, exercising Mortgagor's best efforts to obtain any consents, agreements or acknowledgments required of third parties to perfect Mortgagee's security interest in Personal Property consisting of deposit accounts, letter-of-credit rights, investment property, and electronic chattel paper.

Other Liens. Mortgagor agrees to keep the Property and any Personal Property free from all other liens either prior or subsequent to the lien created by this instrument. The (i) creation of any other lien on any portion of the Property or on any Personal Property, whether or not prior to the lien created hereby, (ii) assignment or pledge by Mortgagor of its revocable license to collect, use and enjoy rents and profits from the Property, or (iii) granting or permitting of a security interest in or other encumbrance on the direct or indirect ownership interests in Mortgagor, shall constitute a default under the terms of this instrument; except that upon written notice to Mortgagee, Mortgagor may proceed to contest in good faith and by appropriate proceedings any mechanics liens, tax liens or judgment liens with respect to the Property or any Personal Property described herein, provided funds sufficient to satisfy the contested amount have been deposited in an escrow account satisfactory to Mortgagee.

Indemnification, Duty to Defend and Costs, Fees and Expenses. In addition to any other indemnities contained in the Loan Documents, Mortgagor shall indemnify, defend and hold Mortgagee harmless from and against any and all losses, liabilities, claims, demands, damages, costs and expenses (including, but not limited to, costs of title evidence and endorsements to Mortgagee's title insurance policy with respect to the Property and reasonable attorney fees and other costs of defense) which may be imposed upon, incurred by or asserted against Mortgagee, whether or not any legal proceeding is commenced with regard thereto, in connection with: (i) the enforcement of any of Mortgagee's rights or powers under the Loan Documents; (ii) the legal interpretation of any of the terms and conditions of the Loan Documents after an Event of Default, (iii) the protection of Mortgagee's interest in the Property; or (iv) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or on any sidewalk, curb, parking area, space or street located adjacent thereto. If any claim or demand is made or asserted against Mortgagee by reason of any event as to which Mortgagor is obligated to indemnify or defend Mortgagee, then, upon demand by Mortgagee, Mortgagor, at Mortgagor's sole cost and expense, shall defend such claim, action or proceeding in Mortgagee's name, if necessary, by such attorneys as Mortgagee shall approve, which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Mortgagee may, in Mortgagee's sole discretion, engage its own attorneys to defend it or assist in its defense and Mortgagor shall pay the reasonable fees and disbursements of such attorneys.

Failure of Mortgagor to Act. If Mortgagor fails to make any payment or do any act as herein provided, Mortgagee may, without obligation to do so, without notice to or demand upon Mortgagor and without releasing Mortgagor from any obligation hereof: (i) make or do the same in such manner and to such extent as Mortgagee may deem necessary to protect the security hereof, Mortgagee being authorized to enter upon the Property for such purpose; (ii) appear in and defend any action or proceeding purporting to affect the security hereof, or the rights or powers of Mortgagee; (iii) pay, purchase, contest or compromise any encumbrance, charge or lien which in the judgment of Mortgagee appears to be prior or superior hereto; and (iv) in exercising any such powers, pay necessary expenses, employ counsel and pay its reasonable fees. Sums so expended and all losses, liabilities, claims, damages, costs and expenses required to be reimbursed by Mortgagor to Mortgagee hereunder shall be payable by Mortgagor immediately upon demand with interest from date of expenditure or demand, as the case may be, at the Default Rate (as defined in the Note). All sums so expended or demanded by Mortgagee and the interest thereon shall be included in the Indebtedness and secured by the lien of this instrument.

Event of Default. Any default by Mortgagor in making any required payment of the Indebtedness or any default in any provision, covenant, agreement, warranty or certification contained in any of the Loan Documents shall, except as provided in the two immediately succeeding paragraphs, constitute an "Event of Default".

Notice of Default. A default in any payment required in the Note or any other Loan Document, whether or not payable to Mortgagee, (a "Monetary Default") shall not constitute an Event of Default unless Mortgagee shall have given a written notice of such Monetary Default to Mortgagor and Mortgagor shall not have cured such Monetary Default by payment of all amounts in default (including payment of interest at the Default Rate, as defined in the Note, from the date of default to the date of cure on amounts owed to Mortgagee) within five (5) business days after the date on which Mortgagee shall have given such notice to Mortgagor.

Any other default under the Note or under any other Loan Document (a "Non‑Monetary Default") shall not constitute an Event of Default unless Mortgagee shall have given a written notice of such Non‑Monetary Default to Mortgagor and Mortgagor shall not have cured such Non‑Monetary Default within thirty (30) days after the date on which Mortgagee shall have given such notice of default to Mortgagor (or, if the Non‑Monetary Default is not curable within such 30‑day period, Mortgagor shall not have diligently undertaken and continued to pursue the curing of such Non‑Monetary Default and deposited an amount sufficient to cure such Non‑Monetary Default in an escrow account satisfactory to Mortgagee).

In no event shall the notice and cure period provisions recited above constitute a grace period for the purposes of commencing interest at the Default Rate (as defined in the Note).

Appointment of Receiver. Upon commencement of any proceeding to enforce any right under this instrument, including foreclosure thereof, Mortgagee (without limitation or restriction by any present or future law, without regard to the solvency or insolvency at that time of any party liable for the payment of the Indebtedness, without regard to the then value of the Property, whether or not there exists a threat of imminent harm, waste or loss to the Property and or whether the same shall then be occupied by the owner of the equity of redemption as a homestead) shall have the absolute right to the appointment of a receiver of the Property and of the revenues, rents, profits and other income therefrom, and said receiver shall have (in addition to such other powers as the court making such appointment may confer) full power to collect all such income and, after paying all necessary expenses of such receivership and of operation, maintenance and repair of said Property, to apply the balance to the payment of any of the Indebtedness then due.

Foreclosure. Upon the occurrence of an Event of Default, the entire unpaid Indebtedness shall, at the option of Mortgagee, become immediately due and payable for all purposes without any notice or demand, except as required by law, (ALL OTHER NOTICE OF THE EXERCISE OF SUCH OPTION, OR OF THE INTENT TO EXERCISE SUCH OPTION, BEING HEREBY EXPRESSLY WAIVED), and Mortgagee may, in addition to exercising any rights it may have with respect to the Personal Property under the Uniform Commercial Code of the jurisdiction in which the Property is located, institute proceedings in any court of competent jurisdiction to foreclose this instrument as a mortgage, or to enforce any of the covenants hereof, or Mortgagee may, to the extent permitted by applicable law, either personally or by agent or attorney in fact, enter upon and take possession of the Property and may manage, rent or lease the Property or any portion thereof upon such terms as Mortgagee may deem expedient, and collect, receive and receipt for all rentals and other income therefrom and apply the sums so received as hereinafter provided in case of sale. Mortgagee is hereby further authorized and empowered, to the extent permitted by applicable law, as agent or attorney in fact, either after or without such entry, to sell and dispose of the Property en masse or in separate parcels (as Mortgagee may think best), and all the right, title and interest of Mortgagor therein, by advertisement or in any manner provided by applicable law, (MORTGAGOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO A HEARING PRIOR TO SUCH SALE, TO THE EXTENT PERMITTED BY APPLICABLE LAW), and to issue, execute and deliver a deed of conveyance, all as then may be provided by applicable law; and Mortgagee, to the extent permitted by applicable law, shall, out of the proceeds or avails of such sale, after first paying and retaining all fees, charges, costs of advertising the Property and of making said sale, and attorneys' fees as herein provided, apply such proceeds to the Indebtedness, including all sums advanced or expended by Mortgagee or the legal holder of the Indebtedness, with interest from date of advance or expenditure at the Default Rate (as defined in the Note), rendering the excess, if any, as provided by law; such sale or sales and said deed or deeds so made shall be a perpetual bar, both in law and equity, against Mortgagor, the heirs, successors and assigns of Mortgagor, and all other persons claiming the Property aforesaid, or any part thereof, by, from, through or under Mortgagor. The legal holder of the Indebtedness may purchase the Property or any part thereof, and it shall not be obligatory upon any purchaser at any such sale to see to the application of the purchase money.

Prohibition on Transfer/One-Time Transfer. The present ownership and management of the Property is a material consideration to Mortgagee in making the loan secured by this instrument, and Mortgagor shall not (i) convey title to all or any part of the Property, (ii) enter into any contract to convey (land contract/installment sales contract/contract for deed) title to all or any part of the Property which gives a purchaser possession of, or income from, the Property prior to a transfer of title to all or any part of the Property ("Contract to Convey") or (iii) cause or permit a Change in the Proportionate Ownership (as hereinafter defined) of Mortgagor. Any such conveyance, entering into a Contract to Convey or Change in the Proportionate Ownership of Mortgagor shall constitute a default under the terms of this instrument.

"Change in the Proportionate Ownership" means in the case of a corporation, a change in, or the existence of a lien on, the direct or indirect ownership of the stock of Mortgagor; in the case of a trust, a change in the trustee, or a change in, or the existence of a lien on, the direct or indirect ownership of the beneficial interests of Mortgagor; in the case of a limited liability company, a change in, or the existence of a lien on, the direct or indirect ownership of the limited liability company interests of Mortgagor; or, in the case of a partnership, a change in, or the existence of a lien on, the direct or indirect ownership of the partnership interests of Mortgagor.

Notwithstanding the foregoing, Mortgagee's consent shall not be required for a Change in the Proportionate Ownership of Mortgagor that consists solely of transfers of direct or indirect ownership interests in Mortgagor so long as Principal continues to own, directly or indirectly, free and clear of any security interest, a 100% interest in Mortgagor.

Notwithstanding the above, provided there is then no default in the terms and conditions of any Loan Document, and upon prior written request from Mortgagor, Mortgagee shall not withhold its consent to a one‑time transfer of all but not less than all of the Property to a single entity or individual, provided:

(i)	the Property shall have achieved Debt Service Coverage (as hereinafter defined) of at least 1.65 for the last full fiscal year and there are no junior liens on the Property;

(ii)
the transferee or an owner of the transferee (the "Creditworthy Party") has a net worth, determined in accordance with generally accepted accounting principles, of at least $750,000,000.00 with cash and cash equivalents of at least $30,000,000.00 after funding the equity needed to close the purchase and a minimum overall real estate portfolio debt service coverage ratio of 1.30 for the prior twelve (12) month period. In the event that transferee shall satisfy the financial requirements set forth in this subsection (ii), all references to Creditworthy Party in subsections (iii) through (vi) hereafter shall be deemed deleted;

(iii)	the transferee or the Creditworthy Party is experienced in the ownership and management of at least two million square feet of Class A shopping centers;

(iv)
the transferee, the Creditworthy Party and all persons and entities owning (directly or indirectly) an ownership interest of 10% or greater in the transferee or the Creditworthy Party (other than holders of common stock or other securities of a corporation or other entity that is traded on a national security exchange or a national over-the counter securities market) are not (and have never been) (a) subject to any bankruptcy, reorganization or insolvency proceedings or any criminal charges or proceedings, or (b) a litigant, plaintiff or defendant in any suit brought against or by Mortgagee;

(v)
pursuant to written documentation prepared by and satisfactory to Mortgagee, the transferee assumes all of the obligations and liabilities of Mortgagor under the Loan Documents, whether arising prior to or after the date of the transfer of the Property, and Mortgagee receives a satisfactory enforceability opinion with respect thereto from counsel approved by Mortgagee;

(vi)
the Creditworthy Party executes Mortgagee's then current forms of Guarantee of Recourse Obligations substantially in the same form as executed by the Principal of even date herewith, the Creditworthy Party and the transferee execute Mortgagee's then current form of Environmental Indemnity Agreement, and Mortgagee receives a satisfactory enforceability opinion with respect to the foregoing from counsel approved by Mortgagee;

(vii)
an environmental report on the Property which meets Mortgagee's then current requirements and is updated to no earlier than ninety (90) days prior to the date of transfer, is provided to Mortgagee at least thirty (30) days prior to the date of transfer and the results of the report are satisfactory to Mortgagee at the time of transfer;

(viii)
Mortgagor and Principal (a) shall remain liable under the Environmental Indemnity Agreement dated of even date herewith for a period of two (2) years after the transfer (unless a claim is pending), except for acts or occurrences after the date of transfer of the Property and (b) shall, except as provided in (a) above, be released from all obligations and liabilities under the Loan Documents;

(ix)
Mortgagee receives an endorsement to its policy of title insurance, satisfactory to Mortgagee insuring Mortgagee's lien on the Property as a first and valid lien subject only to liens and encumbrances theretofore approved by Mortgagee;

(x)
pursuant to written documentation prepared by and satisfactory to Mortgagee, the transferee (a) acknowledges that, in furtherance and not in limitation of clause (v) above, it shall be bound by the representation and warranty contained in the covenant entitled "Business Restriction Representation and Warranty" set forth in this instrument, and (b) certifies that such representation and warranty is true and correct as of the date of transfer and shall remain true and correct at all times during the term of the Note; and

(xi)	the outstanding balance of the Note at the time of the transfer is not more than 60% of the gross purchase price of the Property.

If Mortgagor shall make a one‑time transfer pursuant to the above conditions, Mortgagee shall be paid a fee equal to one half of one percent (0.5%) of the then outstanding balance of the Note at the time of transfer. The fee shall be paid on or before the closing date of such one‑time transfer. At the time of such transfer, no modification of the interest rate or repayment terms of the Note will be required.

No subsequent transfers of the Property shall be allowed and no Change in the Proportionate Ownership of transferee shall be allowed without Mortgagee's prior written consent. Notwithstanding the foregoing, Mortgagor and Mortgagee agree that the underlying ownership structure of a particular transferee may cause Mortgagee to determine that the definition of Change in the Proportionate Ownership of such transferee does not adequately address Mortgagee's underlying ownership concerns for such transferee, and accordingly, Mortgagee reserves the right to amend the definition of Change in the Proportionate Ownership as it applies to a particular transferee.

"Debt Service Coverage" means a number calculated by dividing Net Operating Income Available for Debt Service for a fiscal period by the debt service during the same fiscal period under all indebtedness (including the Indebtedness) secured by any portion of the Property. For purposes of the preceding sentence, "debt service" means the actual debt service due under all indebtedness secured by any portion of the Property based upon an amortization schedule which is the shorter of the actual amortization schedule or 30 years (whether or not amortization is actually required) and, if an accrual loan, as if interest and principal on such indebtedness were due monthly.

"Net Operating Income Available for Debt Service" means net income (prior to giving effect to any capital gains or losses and any extraordinary items) from the Property, determined in accordance with generally accepted accounting principles, for a fiscal period, plus (to the extent deducted in determining net income from the Property):

A)    interest on indebtedness secured by any portion of the Property for such fiscal period;

B)    depreciation, if any, of fixed assets at or constituting the Property for such fiscal period;

C)    amortization, if any, of standard tenant finish expenditures at the Property (but specifically excluding the amortization of tenant finish expenditures by Mortgagor in excess of $35.00 per square foot for new tenants and $10.00 per square foot for renewal tenants (i.e., above standard tenant finishes));

D)    amortization of costs incurred in connection with any indebtedness secured by any portion of the Property and leasing commissions which have been prepaid; and

E)    non-cash amortization of intangible assets required to be recorded pursuant to purchase accounting under GAAP, for example, the value of in-place leases recorded in the acquisition of the Property;

less:

F)    an amount (positive or negative) to offset any rent averaging adjustment resulting from adherence to FASB-13;

G)    the amortization of free rent and any other tenant concessions and promotional items not deducted in the calculation of net income above;

H)    the amount, if any, by which actual gross income during such fiscal period exceeds that which would be earned from the rental of 93% of the gross leasable area in the Property;

I)    the amount, if any, by which the actual management fee is less than 1.5% of gross revenue during such fiscal period;

J)    the amount, if any, by which the actual real estate taxes and excise taxes are less than $4.87 per square foot per annum; and

K)    the amount, if any, by which total operating expenses, excluding management fees, real estate taxes and replacement reserves, are less than $15.26 per square foot per annum.

All adjustments to net income referenced above shall be calculated in a manner satisfactory to Mortgagee.

Financial Statements. Mortgagor agrees to furnish to Mortgagee:

(A)    the following financial statements for the Property within 120 days after the close of each fiscal year of the Mortgagor (the "Property Financial Statements Due Date"):

(i)    an unaudited statement of operations for such fiscal year with a detailed line item break-down of all sources of income and expenses, including capital expenses broken down between, leasing commissions, tenant improvements, capital maintenance, common area renovation, and expansion; and

(ii)    a current rent roll identifying location, leased area, lease begin and end dates, current contract rent, rent increases and increase dates, percentage rent, expense reimbursements, and any other recovery items; and

(iii)    an operating budget for the current fiscal year; and

(iv)    a sales report for such fiscal year identifying monthly and yearly sales by all tenants required under their leases to report sales, to the extent received from such tenants; and

(B)    the following financial statements that Mortgagee may, in Mortgagee's sole discretion, require from time to time within 20 days after receipt of a written request from Mortgagee (the "Requested Financial Statements Due Date"):

(i)    an unaudited balance sheet for the Property as of the last day of Mortgagor's most recently closed fiscal year; and

(ii)    an unaudited balance sheet for Principal as of the last day of Principal's most recently closed fiscal year; and

(iii)    an unaudited statement of cash flows for the Property as of the last day of Mortgagor's most recently closed fiscal year; and

(iv)    an unaudited statement of cash flows for Principal as of the last day of Principal's most recently closed fiscal year.

Furthermore, Mortgagor shall furnish to Mortgagee within 30 days after receipt of a written request from Mortgagee such reasonable financial and management information in the possession of, or accessible to, Mortgagor which Mortgagee determines to be useful in Mortgagee's monitoring of the value and condition of the Property, Mortgagor, or Principal.

The Property Financial Statements Due Date and the Requested Financial Statements Due Date are each sometimes hereinafter referred to as a "Financial Statements Due Date".

Notwithstanding the foregoing, in no event shall a Financial Statements Due Date for a particular financial statement be prior to the 90th day following the close of the fiscal year covered by such financial statement.

If audited, the financial statements identified in sections (A)(i), (A)(ii) and (B)(i) through (B)(iv) above, shall each be prepared in accordance with generally accepted accounting principles by a certified public accountant satisfactory to Mortgagee. All unaudited statements shall contain a certification by (i) by the managing member of Mortgagor with respect to the Property Financial Statements and any Requested Financial Statements related to the Property or Mortgagor, and (ii) by the managing member of Mortgagor or the Principal, as applicable, with respect to the Requested Financial Statements from Mortgagor or Principal, as applicable, stating that they have been prepared in accordance with generally accepted accounting principles and that they are true and correct. The expense of preparing all of the financial statements required in (A) and (B) above, shall be borne by Mortgagor.

Mortgagor acknowledges that Mortgagee requires the financial statements and information required herein to record accurately the value of the Property for financial and regulatory reporting.

In addition, Mortgagor shall deliver to Mortgagee within 30 days before the Property Financial Statements Due Date a current certification by each Individual Mortgagor jointly and severally certifying: (i) the current direct and indirect ownership of the Property (at a level of detail consistent with the definition of Mortgagor herein); (ii) compliance with the provisions of the provision hereof entitled "Prohibition on Transfer/One-Time Transfer" and specifically that there have been no transfers or other transactions in violation of said provision; and (iii) that there has been no change in the direct or indirect ownership of the Property.

In addition to all other remedies available to Mortgagee hereunder, at law and in equity, if any financial statement, additional information or proof of payment of property taxes and assessments is not furnished to Mortgagee as required in this section entitled "Financial Statements" and in the section entitled "Taxes and Special Assessments", within 30 days after Mortgagee shall have given written notice to Mortgagor that it has not been received as required,

(x) interest on the unpaid principal balance of the Indebtedness shall as of the applicable Financial Statements Due Date or the date such additional information or proof of payment of property taxes and assessments was due, accrue and become payable at a rate equal to the sum of the Interest Rate (as defined in the Note) plus one percent (1%) per annum (the "Increased Rate"); and

(y) Mortgagee may elect to obtain an independent appraisal and audit of the Property at Mortgagor's expense, and Mortgagor agrees that it will, upon request, promptly make Mortgagor's books and records regarding the Property available to Mortgagee and the person(s) performing the appraisal and audit (which obligation Mortgagor agrees can be specifically enforced by Mortgagee).

The amount of the payments due under the Note during the time in which the Increased Rate shall be in effect shall be changed to an amount which is sufficient to reflect the Increased Rate with no change in the amortization of the unpaid principal balance. Interest shall continue to accrue and be due and payable monthly at the Increased Rate until the date (the "Receipt Date") on which all of the financial statements, additional information and proof of payment of property taxes and assessments (as requested by Mortgagee) shall be furnished to or made available to Mortgagee as required. Commencing on the Receipt Date, interest on the unpaid principal balance of the Note shall again accrue at the Interest Rate with no change in amortization, and the payments due during the remainder of the term of the Note shall be changed to an amount which is sufficient to amortize the then unpaid principal balance at the Interest Rate. Notwithstanding the foregoing, Mortgagee shall have the right to conduct an independent audit at its own expense at any time.

Property Management. The management company for the Property shall be satisfactory to Mortgagee. Any change in the management company without the prior written consent of Mortgagee shall constitute a default under this instrument. Mortgagee will approve A & B Properties, Inc. or a direct affiliate as property manager provided (i) there is then no existing Event of Default and (ii) A & B Properties, Inc. or its direct affiliate has at least one million square feet of Class A shopping centers under management in Hawaii at the time the change in management occurs.

Deposits by Mortgagor. To assure the timely payment of real estate taxes and special assessments (including personal property taxes, if appropriate), upon the occurrence of an Event of Default, Mortgagee shall thence forth have the option to require Mortgagor to deposit funds with Mortgagee in monthly or other periodic installments in amounts estimated by Mortgagee from time to time sufficient to pay real estate taxes and special assessments as they become due. If at any time the funds so held by Mortgagee shall be insufficient to pay any of said expenses, Mortgagor shall, upon receipt of notice thereof, immediately deposit such additional funds as may be necessary to remove the deficiency. All funds so deposited shall be irrevocably appropriated to Mortgagee to be applied to the payment of such real estate taxes and special assessments and, at the option of Mortgagee after default, the Indebtedness. Mortgagee may deduct from any amounts so held, any fees, costs or expenses incurred in connection with holding such amounts and/or paying amounts to taxing authorities or other parties, including, without limitation any fees, costs or expenses associated with paying amounts via e-check or electronically.

Notices. Any notices, demands, requests and consents permitted or required hereunder or under any other Loan Document shall be in writing, may be delivered personally or sent by certified mail with postage prepaid or by reputable courier service with charges prepaid. Any notice or demand sent to Mortgagor by certified mail or reputable courier service shall be addressed to Mortgagor /o A & B Properties, Inc., 822 Bishop Street, Honolulu, HI 96813 or such other address in the United States of America as Mortgagor shall designate in a notice to Mortgagee given in the manner described herein. Any notice sent to Mortgagee by certified mail or reputable courier service shall be addressed to The Northwestern Mutual Life Insurance Company to the attention of the Real Estate Investment Department at 720 East Wisconsin Avenue, Milwaukee, WI 53202, or at such other addresses as Mortgagee shall designate in a notice given in the manner described herein. Any notice given to Mortgagee shall refer to the Loan No. set forth above. Any notice or demand hereunder shall be deemed given when received. Any notice or demand which is rejected, the acceptance of delivery of which is refused or which is incapable of being delivered during normal business hours at the address specified herein or such other address designated pursuant hereto shall be deemed received as of the date of attempted delivery.

Modification of Terms. Without affecting the liability of Mortgagor or any other person (except any person expressly released in writing) for payment of the Indebtedness or for performance of any obligation contained herein and without affecting the rights of Mortgagee with respect to any security not expressly released in writing, Mortgagee may, at any time and from time to time, either before or after the maturity of the Note, without notice or consent: (i) release any person liable for payment of all or any part of the Indebtedness or for performance of any obligation; (ii) make any agreement extending the time or otherwise altering the terms of payment of all or any part of the Indebtedness, or modifying or waiving any obligation, or subordinating, modifying or otherwise dealing with the lien or charge hereof; (iii) exercise or refrain from exercising or waive any right Mortgagee may have; (iv) accept additional security of any kind; (v) release or otherwise deal with any property, real or personal, securing the Indebtedness, including all or any part of the Property.

Exercise of Options. Whenever, by the terms of this instrument, of the Note or any of the other Loan Documents, Mortgagee is given any option, such option may be exercised when the right accrues or at any time thereafter, and no acceptance by Mortgagee of payment of Indebtedness in default shall constitute a waiver of any default then existing and continuing or thereafter occurring.

Nature and Succession of Agreements. Each of the provisions, covenants and agreements contained herein shall inure to the benefit of, and be binding on, the heirs, executors, administrators, successors, grantees, and assigns of the parties hereto, respectively, and the term "Mortgagee" shall include the owner and holder of the Note.

Legal Enforceability. No provision of this instrument, the Note or any other Loan Documents shall require the payment of interest or other obligation in excess of the maximum permitted by law. If any such excess payment is provided for in any Loan Documents or shall be adjudicated to be so provided, the provisions of this paragraph shall govern and Mortgagor shall not be obligated to pay the amount of such interest or other obligation to the extent that it is in excess of the amount permitted by law.

Limitation of Liability. Notwithstanding any provision contained herein to the contrary, the personal liability of Mortgagor shall be limited as provided in the Note.

Miscellaneous. Time is of the essence in each of the Loan Documents. The remedies of Mortgagee as provided herein or in any other Loan Document or at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively, or together at the sole discretion of Mortgagee, and may be exercised as often as occasion therefor shall occur; and neither the failure to exercise any such right or remedy nor any acceptance by Mortgagee of payment of Indebtedness in default shall in any event be construed as a waiver or release of any right or remedy. Neither this instrument nor any other Loan Document may be modified or terminated orally but only by agreement or discharge in writing and signed by Mortgagor and Mortgagee. If any of the provisions of any Loan Document or the application thereof to any persons or circumstances shall to any extent be invalid or unenforceable, the remainder of such Loan Document and each of the other Loan Documents, and the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of each of the Loan Documents shall be valid and enforceable to the fullest extent permitted by law.

Waiver of Jury Trial. Mortgagor hereby waives any right to trial by jury with respect to any action or proceeding (a) brought by Mortgagor, Mortgagee or any other person relating to (i) the obligations secured hereby and/or any understandings or prior dealings between the parties hereto or (ii) the Loan Documents or the Environmental Indemnity Agreement, or (b) to which Mortgagee is a party.

Captions. The captions contained herein are for convenience and reference only and in no way define, limit or describe the scope or intent of, or in any way affect this instrument.

Governing Law. This instrument, the interpretation hereof and the rights, obligations, duties and liabilities hereunder shall be governed and controlled by the laws of the state in which the Property is located.

(Intentionally left blank)
(Signatures commence on next page)

IN WITNESS WHEREOF, this instrument has been executed by the Mortgagor as of the day and year first above written.

ABP PEARL HIGHLANDS LLC, a Hawaii
limited liability company

By:    A & B Properties, Inc., a Hawaii
corporation, its manager

By: /s/ Charles W. Loomis
Name: Charles W. Loomis
Its: Vice President

By: /s/ Paul K. Ito
Name:     Paul K. Ito
Its: Treasurer

STATE OF HAWAII    )
)    SS:
CITY AND COUNTY OF HONOLULU    )
On this 21st day of November, 2014, before me personally appeared      Charles W. Loomis and Paul K. Ito, to me personally known, who, being by me duly sworn or affirmed, did say that such person executed the foregoing instrument as the free act and deed of such person, and if applicable in the capacity shown, having been duly authorized to execute such instrument in such capacity.

/s/ Cheryl A. Onishi Notary Public, State of Hawaii Printed Name: Cheryl A. Onishi My commission expires: April 17, 2017
(Official Stamp or Seal)

NOTARY CERTIFICATION STATEMENT
Document Identification or Description: Mortgage Security Agreement
Doc. Date: 11/20/14 or ¨ Undated at time of notarization.
No. of Pages: 30                                          Jurisdiction: First Circuit
   (in which notarial act is performed)
 /s/ Cheryl A. Onishi 11/21/14
Signature of Notary Date of Notarization and
         Certification Statement
 Cheryl A. Onishi          (Official Stamp or Seal)
Printed Name of Notary

This instrument was prepared by Marcia F. Drame, Attorney, for The Northwestern Mutual Life Insurance Company, 720 East Wisconsin Avenue, Milwaukee, WI 53202.

EXHIBIT "A"

(Description of Property)

ITEM I:

PARCEL FIRST:

LOT 1-A

ALL THAT CERTAIN PIECE OR PARCEL OF LAND BEING A PORTION OF THE SUBDIVISION OF LOT 1, SERVCO WAIAWA, FILE PLAN 1311, BEING ALSO A PORTION OF ROYAL PATENT 4475, LAND COMMISSION AWARD 7713, APANA 46 TO V. KAMAMALU AND BEING ALSO A PORTION OF PARCEL B-4 OF UNITED STATES CIVIL NUMBER 529, SITUATE AT WAIAWA, EWA, CITY AND COUNTY OF HONOLULU, STATE OF HAWAII, BEING DESCRIBED AS FOLLOWS.

BEGINNING AT THE NORTHEAST CORNER OF THIS PARCEL OF LAND, THE SAME BEING THE NORTH CORNER OF LOT 1-C AND ON THE SOUTHERLY SIDE OF ACACIA ROAD, THE COORDINATES OF SAID POINT OF BEGINNING REFERRED TO GOVERNMENT SURVEY TRIANGULATION STATION "EWA CHURCH" BEING 1,996.90 FEET NORTH AND 1,442.46 FEET EAST AND THENCE RUNNING BY AZIMUTHS MEASURED CLOCKWISE FROM TRUE SOUTH:

ALONG THE NORTHERLY SIDE OF LOT 1-C ON A CURVE TO THE LEFT WITH A RADIUS OF 30.00 FEET, THE CHORD AZIMUTH AND DISTANCE BEING

1. 86º 09' 04.5" 42.33 FEET;

THENCE ALONG KUALA STREET ON A CURVE TO THE LEFT WITH A RADIUS OF 230.00 FEET, THE CHORD AZIMUTH AND DISTANCE BEING

2. 221º 09' 04.5" 1.08 FEET;

3. 221º 01' 8.78 FEET ALONG KUALA STREET;

THENCE ALONG THE SOUTH CORNER OF THE INTERSECTION OF KUALA STREET AND ACACIA ROAD ON A CURVE TO THE RIGHT WITH A RADIUS OF 20.00 FEET, THE CHORD AZIMUTH AND DISTANCE BEING

4. 266º 01' 26.28 FEET;

5. 311º 01' 10.00 FEET ALONG SOUTHWEST SIDE OF ACACIA ROAD TO THE POINT OF BEGINNING AND CONTAINING AN AREA OF 107 SQUARE FEET, MORE OR LESS OR 0.002 OF AN ACRE, MORE OR LESS, AS PER SURVEY OF ERIK S. KANESHIRO, LICENSED PROFESSIONAL LAND SURVEYOR, CERTIFICATE NO. 9826, DATED SEPTEMBER 9, 2008.

PARCEL SECOND:

LOT 1-B-1

BEING A PORTION OF LOT 1-B OF A PORTION OF LOT 1 OF SERVCO WAIAWA SUBDIVISION (FILE PLAN 1311), BEING ALSO A PORTION OF ROYAL PATENT NUMBER 4475, LAND COMMISSION AWARD 7713, APANA 46 TO V. KAMAMALU. SITUATE AT WAIAWA, EWA, OAHU, HAWAII.

BEGINNING AT THE SOUTHWEST CORNER OF THIS PARCEL OF LAND, BEING ALSO AN AZIMUTH AND DISTANCE OF 199° 02' 52" 1.00 FEET FROM THE SOUTHEAST CORNER OF LOT 1-C OF A SUBDIVISION OF LOT 1 OF SERVCO WAIAWA SUBDIVISION (FILE PLAN 1311), THE COORDINATES OF SAID POINT OF BEGINNING REFERRED TO GOVERNMENT SURVEY TRIANGULATION STATION "EWA CHURCH", BEING 1,318.98 FEET NORTH AND 1,887.67 FEET EAST AND RUNNING BY AZIMUTHS MEASURED CLOCKWISE FROM TRUE SOUTH:

ALONG LOT 1-C OF A PORTION OF LOT 1 OF SERVCO WAIAWA SUBDIVISION, ALONG THE REMAINDER OF ROYAL PATENT NUMBER 4475, LAND COMMISSION AWARD 7713, APANA 46 TO V. KAMAMALU, ON A CURVE TO THE LEFT WITH A RADIUS OF 47.00 FEET, THE CHORD AZIMUTH AND DISTANCE BEING:

1. 233° 06' 06.5" 77.88 FEET;

THENCE ALONG THE SAME ON A CURVE TO THE LEFT WITH A RADIUS OF 152.00 FEET, THE CHORD AZIMUTH AND DISTANCE BEING:

2. 163° 32' 37" 71.55 FEET;

3. 329° 55' 53" 24.31 FEET ALONG ROADWAY LOT 7 OF SERVCO WAIAWA SUBDIVISION (FILE PLAN 1311), ALONG THE REMAINDER OF ROYAL PATENT NUMBER 4475, LAND COMMISSION AWARD 7713, APANA 46 TO V. KAMAMALU;

4. 345° 20' 00" 40.46 FEET ALONG THE SAME;

THENCE ALONG THE SAME ON A CURVE TO THE RIGHT WITH A RADIUS OF 160.00 FEET, THE CHORD AZIMUTH AND DISTANCE BEING:

5. 348° 39' 45" 18.58 FEET;

THENCE ALONG THE SAME ON A CURVE TO THE RIGHT WITH A RADIUS OF 40.00 FEET, THE CHORD AZIMUTH AND DISTANCE BEING:

6. 44° 01' 48" 63.07 FEET;

7. 109° 02' 52" 25.66 FEET ALONG LOT 1-B-2 OF A PORTION OF LOT 1-B OF A PORTION OF LOT 1 OF SERVCO WAIAWA SUBDIVISION (FILE PLAN 1311), ALONG THE REMAINDER OF ROYAL PATENT NUMBER 4475, LAND COMMISSION AWARD 7713, APANA 46 TO V. KAMAMALU TO THE POINT OF BEGINNING AND CONTAINING AN AREA OF 843 SQUARE FEET, MORE OR LESS.

PARCEL THIRD:

LOT 1-C

ALL THAT CERTAIN PIECE OR PARCEL OF LAND BEING A PORTION OF THE SUBDIVISION OF LOT 1, SERVCO WAIAWA, FILE PLAN 1311, BEING ALSO A PORTION OF ROYAL PATENT 4475, LAND COMMISSION AWARD 7713, APANA 46 TO V. KAMAMALU AND BEING ALSO A PORTION OF PARCELS B-1 AND B-4 OF UNTIED STATES CIVIL NUMBER 529, SITUATE AT WAIAWA, EWA, CITY AND COUNTY OF HONOLULU, STATE OF HAWAII, BEING DESCRIBED AS FOLLOWS.

SITUATE AT WAIAWA, EWA, OAHU, HAWAII.

BEGINNING AT THE SOUTHWEST CORNER OF THIS PARCEL OF LAND, THE SAME BEING THE SOUTHEAST CORNER OF LOT 2, SERVCO WAIAWA, FILE PLAN 1311 AND ON THE NORTHERLY SIDE OF KAMEHAMEHA HIGHWAY, THE COORDINATES OF SAID POINT OF BEGINNING REFERRED TO GOVERNMENT SURVEY TRIANGULATION STATION "EWA CHURCH" BEING 1,461.57 FEET NORTH AND 1,439.21 FEET EAST AND THENCE RUNNING BY AZIMUTHS MEASURED CLOCKWISE FROM TRUE SOUTH:

1. 159º 42' 488.64 FEET ALONG LOT 2;

THENCE ALONG KUALA STREET ON A CURVE TO THE LEFT WITH A RADIUS OF 230.00 FEET, THE CHORD AZIMUTH AND DISTANCE BEING

2. 240º 21' 04.5" 150.26 FEET;

THENCE ALONG LOT 1-A ON A CURVE TO THE RIGHT WITH A RADIUS OF 30.00 FEET THE CHORD AZIMUTH AND DISTANCE BEING

3. 266º 09' 04.5" 42.33 FEET;

4. 311º 01' 10.00 FEET ALONG ACACIA ROAD;

THENCE ALONG ACACIA ROAD ON A CURVE TO THE RIGHT WITH A RADIUS OF 355.0 FEET, THE CHORD AZIMUTH AND DISTANCE BEING

5. 314º 45' 46.23 FEET;

6. 318º 29' 115.18 (115.18M) FEET ALONG ACACIA ROAD;

THENCE ALONG ACACIA ROAD ON A CURVE TO THE LEFT WITH A RADIUS OF 445.00 FEET, THE CHORD AZIMUTH AND DISTANCE BEING

7. 316º 14' 50" 34.73 FEET;

8. 314º 00' 40" 291.59 FEET ALONG ACACIA ROAD;

THENCE ALONG ACACIA ROAD ON A CURVE TO THE RIGHT WITH A RADIUS OF 355.0 FEET, THE CHORD AZIMUTH AND DISTANCE BEING

9. 321º 58' 16.5" 98.32 FEET;

10. 329º 55' 53" 152.18 FEET ALONG ACACIA ROAD;

THENCE ALONG LOT 1-B ON A CURVE TO THE RIGHT WITH A RADIUS OF 152.00 FEET, THE CHORD AZIMUTH AND DISTANCE BEING

11. 343º 32' 37" 71.55 FEET;

THENCE ALONG LOT 1-B ON A CURVE TO THE RIGHT WITH A RADIUS OF 47.00 FEET, THE CHORD AZIMUTH AND DISTANCE BEING

12. 53º 06' 06.5" 77.88 FEET;

13. 19º 02' 52" 1.00 FEET ALONG LOT 1-B;

THENCE ALONG THE NORTHERLY SIDE OF KAMEHAMEHA HIGHWAY ON A CURVE TO THE LEFT WITH A RADIUS OF 5,712.72 FEET, THE CHORD AZIMUTH AND DISTANCE BEING

14. 108º 13' 56" 162.63 FEET;

15. 107º 25' 307.88 FEET ALONG THE NORTHERLY SIDE OF KAMEHAMEHA

HIGHWAY TO THE POINT OF BEGINNING AND CONTAINING AN AREA OF 222,998 SQUARE FEET OR 5.119 ACRES, MORE OR LESS.

ITEM II:

PARCEL FIRST:

ALL OF THAT CERTAIN PARCELS OF LAND SITUATE AT WAIAWA, DISTRICT OF EWA, CITY AND COUNTY OF HONOLULU, STATE OF HAWAII, BEING LOT LOTS 2, AREA 82,268 SQUARE FEET, MORE OR LESS, LOT 3, AREA 280,177 SQUARE FEET, MORE OR LESS, OF THE “SERVCO WAIAWA”, AS SHOWN ON THE MAP THEREOF FILED IN THE OFFICIAL RECORDS AS FILE PLAN NO. 1311.

AS TO ITEMS I AND II:

PARCEL SECOND:

AN EASEMENT FOR THE CONSTRUCTION, INSTALLATION, OPERATION, MAINTENANCE, REPAIR, AND REPLACEMENT OF A WATERLINE, IN PERPETUITY, OVER EASEMENT "A" (BEING A STRIP OF LAND 10 FEET WIDE) AREA 899 SQUARE FEET, MORE OR LESS, BEING MORE PARTICULARLY DESCRIBED AND AS GRANTED BY GRANT OF EASEMENT DATED FEBRUARY 8, 1974, RECORDED IN THE BUREAU OF CONVEYANCES OF THE STATE OF HAWAII IN LIBER 9957 PAGE 186; SAID EASEMENT "A" BEING A PORTION OF ACACIA ROAD CONNECTING MANANA CAPEHART HOUSING NAVAL RESERVATION WITH KAMEHAMEHA HIGHWAY, BEING A PORTION OF U.S. CIVIL NO. 529, SAME BEING A PORTION OF ROYAL PATENT 4475, LAND COMMISSION AWARD 7713, APANA 46 TO V. KAMAMALU, SITUATE AT WAIAWA, EWA, CITY AND COUNTY OF HONOLULU, STATE OF HAWAII, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTH CORNER OF THIS PARCEL OF LAND AND ON THE SOUTHWEST SIDE OF ACACIA ROAD, THE COORDINATES OF SAID POINT OF BEGINNING REFERRED TO GOVERNMENT SURVEY TRIANGULATION STATION "EWA CHURCH" BEING 2351.64 FEET NORTH AND 1070.37 FEET EAST, THENCE RUNNING BY AZIMUTHS MEASURED CLOCKWISE FROM TRUE SOUTH:

1. 134º 41' 12.30 FEET ALONG THE SOUTHWEST SIDE OF ACACIA ROAD;

2. THENCE ALONG SAME, ON A CURVE TO THE LEFT WITH A RADIUS OF 235.00 FEET, THE AZIMUTH AND DISTANCE OF THE CHORD BEING 133° 46' 07" 7.50 FEET;

3. 164º 40' 14.22 FEET ALONG THE REMAINDER OF ACACIA ROAD;

4. 178º 00' 71.77 FEET ALONG SAME;

5. THENCE ALONG THE NORTHEAST SIDE OF ACACIA ROAD, ON A CURVE TO THE RIGHT WITH A RADIUS OF 300.00 FEET, THE AZIMUTH AND DISTANCE OF THE CHORD BEING 301° 56' 28" 12.05 FEET;

6. 358º 00' 63.87 FEET ALONG THE REMAINDER OF ACACIA ROAD;

7. 344º 40' 30.14 FEET ALONG SAME TO THE POINT OF BEGINNING AND CONTAINING AN AREA OF 899 SQUARE FEET, MORE OR LESS.

PARCEL THIRD:

AN EASEMENT FOR LIMITED VEHICLE ACCESS FOR EGRESS ONLY FROM WAIAWA CUT-OFF KAMEHAMEHA HIGHWAY-ALTERNATE FEDERAL AID PROJECT NO. SN(DC) 47A(2) AND INCIDENTAL PURPOSES OVER AND ACROSS COURSES 2 AND 4 OF BOUNDARY "2" AND ACROSS COURSES 3 AND 4 OF BOUNDARY "Q", BEING MORE PARTICULARLY DESCRIBED AND AS GRANTED BY GRANT OF LIMITED VEHICLE ACCESS RIGHTS RECORDED SEPTEMBER 07, 2000 AS REGULAR SYSTEM DOCUMENT NO. 2000-124262 OF OFFICIAL RECORDS.

BEING ALL OF THE PREMISES CONVEYED BY LIMITED WARRANTY DEED RECORDED SEPTEMBER 19, 2013 AS REGULAR SYSTEM DOCUMENT NO. A-50100537 OF OFFICIAL RECORDS.
GRANTOR: PHSC HOLDINGS, LLC, A DELAWARE LIMITED LIABILITY COMPANY
GRANTEE: A&B PEARL HIGHLANDS LLC, A HAWAII LIMITED LIABILITY COMPANY, AS TO AN UNDIVIDED 52% INTEREST AND ABP PEARL HIGHLANDS LLC, A HAWAII LIMITED LIABILITY COMPANY, AS TO AN UNDIVIDED 48% INTEREST.